UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 31, 2012

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On October 31, 2012, Swift Energy Company and its wholly-owned subsidiary, Swift Energy Operating, LLC (collectively referred to herein as “Swift Energy” or the “Company”), entered into the Third Amendment to the Second Amended and Restated Credit Agreement dated as of September 21, 2010, as amended by the First Amendment and Consent dated as of May 12, 2011, and the Second Amendment dated as of October 2, 2012, with JPMorgan Chase Bank, N.A., as Administrative Agent, and institutions named therein as lenders (the “Amendment”). The Amendment increases the Company’s borrowing base from $330 million to $450 million, and Swift Energy elected to increase its commitment amount from $300 million to $450 million. Additionally, the Amendment extended the credit facility’s maturity from May 12, 2016 to November 1, 2017. Lastly, pricing for the Commitment Fee associated with the unfunded portion of the borrowing base was also amended to be set at 37.5 basis points for Borrowing Base Usage of less than 50 percent. The remainder of the pricing grid did not change.
The credit facility provides liquidity to the Company to use to finance the exploration, development and/or acquisitions of oil and gas properties, as required, and for any other corporate purpose not prohibited under the Credit Agreement. This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Third Amendment to Second Amended and Restated Credit Agreement dated October 31, 2012, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 5, 2012

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

10.1
Third Amendment to Second Amended and Restated Credit Agreement dated October 31, 2012, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

4